Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Hanesbrands Inc. (“Hanesbrands”) on Form 10-Q for the fiscal quarter ended July 2, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dale W. Boyles, Interim Chief Financial Officer of Hanesbrands, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hanesbrands.

/s/ Dale W. Boyles Dale W. Boyles
Interim Chief Financial Officer
Date: July 28, 2011
     The foregoing certification is being furnished to accompany Hanesbrands Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Hanesbrands Inc. that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Hanesbrands Inc. and will be retained by Hanesbrands Inc. and furnished to the Securities and Exchange Commission or its staff upon request.